As filed with the Securities and Exchange Commission on May 30, 2003.

                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                              CARNIVAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)


         REPUBLIC OF PANAMA                                59-1562976
(State or Other Jurisdiction of                          (I.R.S. Employer
Incorporation or Organization)                          Identification No.)


                              3655 N.W. 87TH AVENUE
                            MIAMI, FLORIDA 33178-2428
                    (Address of Principal Executive Offices)

                            THE CARNIVAL CORPORATION
                      "FUN SHIP" NONQUALIFIED SAVINGS PLAN
                            (Full Title of the Plan)

                   ARNALDO PEREZ                            Telephone number,
  SR. VICE PRESIDENT, GENERAL COUNSEL & SECRETARY         including area code,
               CARNIVAL CORPORATION                       of agent for service:
               3655 N.W. 87TH AVENUE                         (305) 599-2600
             MIAMI, FLORIDA 33178-2428
      (Name and Address of Agent For Service)

==========================================================================================================
                         CALCULATION OF REGISTRATION FEE

                                                            Proposed        Proposed
               Title of                                      Maximum         Maximum
              Securities                  Amount            Offering        Aggregate        Amount of
                 to be                     to be              Price         Offering       Registration
              Registered                Registered          Per Share       Price (1)           Fee
----------------------------------------------------------------------------------------------------------
Deferred Compensation                   $30,000,000           100%         $30,000,000        $2,427
Plan Obligations(1)(2)
==========================================================================================================

(1) Computed in accordance with Rule 457(h) under the Securities Act of 1933, as amended (the "Securities Act"), solely for the purposes of determining the registration fee.

(2) The Deferred Compensation Plan Obligations (the "Obligations") are unsecured obligations of Carnival Corporation to pay deferred compensation in the future in accordance with the terms of The Carnival Corporation "Fun Ship" Nonqualified Savings Plan (the "Plan").

                                EXPLANATORY NOTE

         Pursuant to General Instruction E of Form S-8, the registrant, Carnival Corporation (the "Registrant"), is filing this registration statement with respect to the issuance of an additional $30,000,000 of Obligations to be issued under the Plan. On January 8, 1998, the Registrant filed a registration statement (the "Original Registration Statement") on Form S-8 (File No. 33-43885) with respect to the issuance of $30,000,000 of Obligations under the Plan. The contents of the Original Registration Statement are hereby incorporated in this registration statement by reference.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant's third amended and restated articles of incorporation and by-laws, which were adopted on April 17, 2003, provide, subject to the requirements set forth therein, that with respect to any person who was or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, the Registrant shall indemnify such person by reason of the fact that he is or was one of the Registrant's or Carnival plc's directors or officers, and may indemnify such person by reason of the fact that he is or was one of the Registrant's or Carnival plc's employees or agents or is or was serving at the Registrant's or Carnival plc's request as a director, officer, employee or agent in another corporation, partnership, joint venture, trust or other enterprise, in either case against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the Registrant's or Carnival plc's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The Registrant has entered into agreements with each of its directors providing essentially the same indemnities as are described in the Registrant's third amended and restated articles of incorporation in the event that such director or such director's heirs, executors or administrators are made a party to threatened, pending or completed actions, suits or proceedings as described above.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on the 30th day of May 2003.

                      CARNIVAL CORPORATION


                      By:  /s/ Micky Arison
                           ----------------------------------------------------
                           Micky Arison
                           Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Carnival Corporation., hereby severally constitute Micky Arison or Howard S. Frank, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Carnival Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 30th day of May 2003.

         SIGNATURE                                      TITLE
         ---------                                      -----


/s/ Micky Arison
-----------------------------           Chairman of the Board of Directors
     Micky Arison                       and Chief Executive Officer


/s/ Howard S. Frank
-----------------------------           Vice Chairman of the Board of
     Howard S. Frank                    Directors and Chief Operating Officer


/s/ Gerald R. Cahill
-----------------------------           Senior Vice President-Finance and
     Gerald R. Cahill                   Chief Financial and Accounting Officer


/s/ Richard G. Capen, Jr.
-----------------------------           Director
     Richard G. Capen, Jr.


/s/ Robert H. Dickinson
-----------------------------           Director
     Robert H. Dickinson

         SIGNATURE                                      TITLE
         ---------                                      -----


/s/ Arnold W. Donald
-----------------------------           Director
     Arnold W. Donald


/s/ Pier Luigi Foschi
-----------------------------           Director
     Pier Luigi Foschi


/s/ Baroness Hogg
-----------------------------           Director
     Baroness Hogg


/s/ A. Kirk Lanterman
-----------------------------           Director
     A. Kirk Lanterman


/s/ Modesto A. Maidique
-----------------------------           Director
     Modesto A. Maidique


/s/ Sir John Parker
-----------------------------           Director
     Sir John Parker


/s/ Peter Ratcliffe
-----------------------------           Director
     Peter Ratcliffe


/s/ Stuart Subotnick
-----------------------------           Director
     Stuart Subotnick


/s/ Uzi Zucker
-----------------------------           Director
     Uzi Zucker

                                  EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION
--------------                                  -----------

         4.1 Carnival Corporation "Fun Ship" Nonqualified Savings Plan (incorporated by reference to Exhibit No. 10.6 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30, 1997).

         4.2 Amendment to the Plan (incorporated by reference to Exhibit No. 10.33 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30,
                           1999).

         4.3 Amendment to the Plan (incorporated by reference to Exhibit No. 10.34 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30,
                           2000).

         4.4 Amendment to the Plan (incorporated by reference to Exhibit No. 10.37 to the Registrant's Annual Report on Form 10-K for the fiscal year ended November 30,
                           2001).

         5.1 Opinion of Tapia, Linares y Alfaro as to legality of the Obligations.

         23.1              Consent of PricewaterhouseCoopers LLP.

         23.2              Consent of Tapia, Linares y Alfaro (included in
                           Exhibit 5.1).

         24.1              Powers of Attorney (included on signature page).